Exhibit 23.3

Consent of Independent Public Accountants







To the Board of Directors
   IVI Communications, Inc.
   Los Angeles, California



We hereby consent to your incorporation in this Amended Form S-8 Registration Statement of our report dated July 12, 2004 for the year ended March 31, 2004 included in their Form 10-KSB.



/s/ Bagell Josephs & Company LLC
---------------------------------



BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey




October 27, 2004